EXHIBIT 32: Rule 13a-14(b) Certifications


The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Pingchuan Pharmaceutical, Inc.

A signed original of this written statement required by Section 906 has been provided to Pingchuan Pharmaceutical, Inc. and will be retained by Pingchuan Pharmaceutical, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

April 14, 2006                    /s/ Qitai Yao
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                                  Qitai Yao (Chief Executive Officer)

April 14, 2006                   /s/ Chunman Zhang
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                                 Chunman Zhang (Chief Financial Officer)